SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 11, 2013

(Date of earliest event report)

WEYERHAEUSER COMPANY

(Exact name of registrant as specified in charter)

Washington	1-4825	91-0470860
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Federal Way, Washington 98063-9777

(Address of principal executive offices)

(zip code)

Registrant’s telephone number, including area code:

(253) 924-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Revolving Credit Facility

On September 11, 2013, Weyerhaeuser Company (the “Company” or “Weyerhaeuser”) and Weyerhaeuser Real Estate Company (“WRECO”), the Company’s homebuilding and real estate development business, entered into a $1.0 billion, five year senior unsecured Revolving Credit Facility Agreement (the “Revolving Credit Facility Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, Citibank, N.A., as Syndication Agent, Cobank, ACB, PNC Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, N.A., as Documentation Agents, and the lenders, swing-line banks and initial fronting banks named therein, that will expire in September 2018. This revolving credit facility replaced the Company’s prior $1.0 billion Revolving Credit Facility Agreement among Weyerhaeuser, WRECO, JPMorgan Chase Bank, N.A. as administrative agent, Citibank, N.A., as syndication agent, PNC Bank, N.A., Wells Fargo Bank, N.A., and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, CoBank ACB, as co-documentation agent, and the lenders, swing-line banks and initial fronting banks named therein that would have expired in June 2015, which prior facility has been terminated.

WRECO is able to borrow up to $50 million under the revolving credit facility. Neither Weyerhaeuser nor WRECO is a guarantor of the borrowings of the other under the revolving credit facility. At Weyerhaeuser’s election, upon payment in full of any loans made to WRECO under the revolving credit facility, together with all accrued interest thereon, WRECO may be removed as a borrower under the revolving credit facility and the covenants and provisions of the revolving credit facility that specifically apply or refer to WRECO, including those described below under “—WRECO Covenants”, will cease to apply (other than any such provisions that apply to subsidiaries or restricted subsidiaries of Weyerhaeuser generally). Borrowings under the revolving credit facility bear interest at a floating rate based on LIBOR or a base rate (as defined) plus a spread and the actual rate will vary depending upon the credit rating assigned to Weyerhaeuser’s long-term senior unsecured debt from time to time.

The revolving credit facility was undrawn at the closing thereof.

Weyerhaeuser Covenants

Under the revolving credit facility, key covenants relating to Weyerhaeuser include requirements to maintain:

•	a minimum defined net worth of $3.0 billion,

•	a defined debt-to-total-capital ratio of 65 percent or less, and

•	ownership of, or long-term leases on, no less than four million acres of timberlands.

Weyerhaeuser’s defined net worth consists of:

•	total Weyerhaeuser shareholders’ interest,

•	excluding accumulated comprehensive income (loss) related to pension and postretirement benefits,

•	minus Weyerhaeuser’s investment in subsidiaries in its Real Estate segment or other unrestricted subsidiaries.

Total Weyerhaeuser capitalization consists of:

•	total Weyerhaeuser (excluding WRECO) debt,

•	plus total defined net worth.

As of June 30, 2013, Weyerhaeuser had:

•	a defined net worth of $6.8 billion, and

•	a defined debt-to-total-capital ratio of 37.6 percent.

WRECO Covenants

Under the revolving credit facility, key covenants relating to WRECO include:

•	the requirement to maintain a minimum capital base of $100 million, and

•	Weyerhaeuser or a subsidiary must own at least 79 percent of WRECO.

WRECO’s defined net worth consists of:

•	total WRECO shareholders’ interest,

•	minus intangible assets,

•	minus WRECO’s investment in joint ventures and partnerships.

Total WRECO defined debt consists of:

•	total WRECO debt, including any intercompany debt,

•	plus outstanding WRECO guarantees and letters of credit.

Total WRECO capitalization consists of:

•	total WRECO defined debt,

•	plus total WRECO defined net worth.

As of June 30, 2013, WRECO had a capital base of $920 million.

In connection with entry into the revolving credit facility, Weyerhaeuser NR Company (“WNR”) and Weyerhaeuser entered into a claim agreement pursuant to which the lenders under the revolving credit facility will have claims enforceable against WNR for payment of obligations under the revolving credit facility to the same extent that holders of certain debt securities issued by Weyerhaeuser have successfully asserted claims, if any, enforceable against WNR for the payment of such debt securities by reason of any assumption agreement entered into between WNR and Weyerhaeuser pursuant to which WNR assumed the performance of payment obligations of Weyerhaeuser in respect of such debt securities.

The Revolving Credit Facility Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Revolving Credit Facility Agreement contained herein is qualified in its entirety by reference to the Revolving Credit Facility Agreement.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information described above under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by this reference.

ITEM 7.01.	REGULATION FD

The Company continues to expect earnings from its Wood Products segment for the third quarter of 2013 to be above earnings for the third quarter of 2012 ($59 million). However, the Company now expects third quarter of 2013 earnings to be closer to the third quarter of 2012 than had previously been anticipated. This updated guidance compares to prior guidance for segment earnings, which anticipated earnings for the segment in the third quarter of 2013 to be well above the third quarter of 2012 but lower than the second quarter of 2013 ($136 million). The reduction in anticipated third quarter 2013 earnings for the segment is primarily due to weaker-than-expected lumber and oriented strand board prices in the quarter.

The information contained in, or incorporated into, Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in any such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	The following items are filed as exhibits to this report:

10.1	Revolving Credit Facility Agreement among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, JPMorgan Chase Bank, N.A. as administrative agent, Citibank, N.A., as syndication agent, Cobank, ACB, PNC Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, N.A., as documentation agents, and the lenders, swing-line banks and initial fronting banks named therein.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This report contains statements concerning our future results and performance and other matters that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934.

These statements:

•	use forward-looking terminology;

•	are based on various assumptions we make; and

•	may not be accurate because of risks and uncertainties surrounding the assumptions that we make.

Factors listed in this section—as well as other factors not included—may cause our actual results to differ significantly from our forward-looking statements. There is no guarantee that any of the events anticipated by our forward-looking statements will occur, or if any of the events occur, there is no guarantee what effect they will have on our operations or financial condition.

We will not update the forward-looking statements contained in any document after the date of such document.

Some forward-looking statements discuss our plans, strategies and intentions. They use words such as “expects”, “may”, “will”, “believes”, “should”, “approximately”, “anticipates”, “estimates” and “plans”. In addition, these words may use the positive or negative or other variations of those terms.

The major risks and uncertainties—and assumptions that we make—that affect our business and may cause actual results to differ from these forward looking statements include, but are not limited to:

•	the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;

•	market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;

•	performance of our manufacturing operations, including maintenance requirements;

•	the level of competition from domestic and foreign producers;

•	the successful execution of our internal performance plans, including restructurings and cost reduction initiatives;

•	raw material prices;

•	energy prices;

•	the effect of weather;

•	the risk of loss from fires, floods, windstorms, hurricanes, pest infestations and other natural disasters;

•	transportation costs;

•	federal tax policies;

•	the effect of forestry, land use, environmental and other governmental regulations;

•	legal proceedings;

•	our ability to achieve the benefits of our previous acquisition of Longview Timber LLC in the estimated amount and timeframe we anticipate, if at all;

•	performance of pension fund investments and related derivatives;

•	the effect of timing of retirements and changes in the market price of our Common Shares on charges for share-based compensation; and

•	changes in accounting principles.

For additional information regarding forward-looking statements, refer to the reports and other information that we file with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEYERHAEUSER COMPANY

By	/s/ Jeanne M. Hillman
	Name:	Jeanne M. Hillman
	Title:	Vice President and Chief Accounting Officer

Date: September 11, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Revolving Credit Facility Agreement among Weyerhaeuser Company, Weyerhaeuser Real Estate Company, JPMorgan Chase Bank, N.A. as administrative agent, Citibank, N.A., as syndication agent, Cobank, ACB, PNC Bank, National Association, The Bank Of Tokyo-Mitsubishi UFJ, Ltd. and Wells Fargo Bank, N.A., as documentation agents, and the lenders, swing-line banks and initial fronting banks named therein.